Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-290467) of Auddia, Inc.,

(2) Registration Statement (Form S-3 No. 333-289213) of Auddia, Inc.,

(3) Registration Statement (Form S-3 No. 333-288185) of Auddia, Inc.,

(4) Registration Statement (Form S-1 No. 333-287372) of Auddia, Inc.,

(5) Registration Statement (Form S-1 No. 333-283939) of Auddia, Inc.,

(6) Registration Statement (Form S-1 No. 333-279683) of Auddia, Inc.,

(7) Registration Statement (Form S-8 No. 333-258673) of Auddia, Inc.,

of Auddia, Inc. of our report dated February 17, 2026, relating to our audits of the combined financial statements of Thramann Holdings LLC as of and for the years ended December 31, 2024 and 2023, which appears in this Current Report on Form 8-K.

/s/ Haynie & Company

Salt Lake City, Utah

February 17, 2026